Exhibit 21
SUBSIDIARIES OF OXFORD INDUSTRIES, INC.
The following table lists each subsidiary of Oxford Industries, Inc. indented under the name of its immediate parent, the percentage of each subsidiary’s voting securities beneficially owned by its immediate parent and the jurisdiction under the laws of which each subsidiary was organized:

Name	% of Voting Securities	Jurisdiction of Incorporation or Organization
Oxford Industries, Inc.
Ben Sherman Clothing LLC	100	Georgia
Camisas Bahia Kino S.A. de C.V.	100	Mexico
Industrias Lanier De Honduras S. de R.L.	50(1)	Guatemala
Lionshead Clothing Company	100	Delaware
Manufacturera de Sonora, S.A. de CV	99(2)	Mexico
Oxford Caribbean, Inc.	100	Delaware
Oxford de Colon, S.A.	100	Costa Rica
Oxford Garment, Inc.	100	Delaware
Oxford Lockbox, Inc.	100	Delaware
Oxford International, Inc.	100	Georgia
Oxford of South Carolina, Inc.	100	South Carolina
Oxford Private Limited of Delaware, Inc.	100	Delaware
Oxford Products (International) Limited	99.99(3)	Hong Kong
Piedmont Apparel Corporation	100	Delaware
Sugartown Worldwide LLC	100	Delaware
Tommy Bahama Group, Inc.	100	Delaware
Viewpoint Marketing, Inc.	100	Florida
Ben Sherman Group Limited
Ben Sherman (Australia) Pty Ltd.	100	Australia
Rodeo International Limited	100	United Kingdom
Sherman Cooper Marketing Limited	100	United Kingdom
Ben Sherman Holdings Limited
Oxford Industries (UK2) Limited	100	United Kingdom
Ben Sherman Limited
Ben Sherman Group Limited	100	United Kingdom
Textile Caledonia Investments Limited	100	United Kingdom
Oxford Caribbean, Inc.
Q.R. Fashions S. de R.L.	100	Honduras
Oxford Industries (UK2) Limited
Oxford Industries (UK3) Limited	100	United Kingdom
Oxford Industries (UK3) Limited
Ben Sherman Limited	100	United Kingdom
Oxford International, Inc.
Oxford Internacional de Guatemala Sociedad Anonima	100	Guatemala
Oxford Private Limited of Delaware, Inc.
Ben Sherman Holdings Limited	100	United Kingdom
Oxford Products (International) Limited
Industrias Oxford de Merida, S.A. de CV	99(4)	Mexico
Oxford Philippines, Inc.	96.25(5)	Philippines

Name	% of Voting Securities	Jurisdiction of Incorporation or Organization
Tommy Bahama Global Sourcing Limited	100	Hong Kong
Tommy Bahama Beverages, LLC
Tommy Bahama Texas Beverages, LLC	100	Texas
Tommy Bahama Global Sourcing Limited
Tommy Bahama Australia Pty Ltd	100	Australia
Tommy Bahama Canada ULC	100	Canada
Tommy Bahama International, Pte. Ltd.	100	Singapore
Tommy Bahama K. K.	100	Japan
Tommy Bahama Limited	100	Hong Kong
Tommy Bahama (Macau) Limited	100	Macau
Tommy Bahama Trading (Shenzhen) Co., Ltd.	100	China
Tommy Bahama Group, Inc.
Tommy Bahama R&R Holdings, Inc.	100	Delaware
Tommy Bahama R&R Holdings, Inc.
Tommy Bahama Beverages, LLC	100	Delaware

(1)	50% of the voting securities of Industrias Lanier de Honduras S.A. is owned by Oxford Caribbean, Inc.

(2)	1% of the voting securities of Manufacturera de Sonora, S.A. de CV is owned by Oxford International, Inc.

(3)	One share of Oxford Products (International) Limited is owned by Oxford International, Inc. Oxford Products (International) Limited has 150,000 shares issued and outstanding.

(4)	1% of the voting securities of Industrias Oxford de Merida, S.A. de CV is owned by Oxford Industries, Inc.

(5)
3.74% of the voting securities of Oxford Phillipines, Inc. is owned by Oxford Industries, Inc. Nominal ownership interests of certain of the voting securities of Oxford Phillippines, Inc. are owned by various individuals.